SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C.  20549
                           --------------
                              FORM 8-K

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the

                  Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): February 1, 1996
                                                  ----------------

                      SAFEGUARD SCIENTIFICS, INC.
          -----------------------------------------------------
          (Exact Name of Registrant as Specified in its Charter)


PENNSYLVANIA                        1-5620              23-1609753
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(State or other jurisdiction     (Commission         (I.R.S. Employer
                                  File Number)        of incorporation)
                                                      Identification No.)


800 The Safeguard Building  435 Devon Park Drive, Wayne, PA        19087
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code: (610) 293-0600
                                                    ---------------





ITEM 5.  Other Events.

         On February 1, 1996, Safeguard Scientifics, Inc. "Safeguard") announced by a press release that it had agreed to sell in a private placement $100,000,000 in 6% Convertible Subordinated Notes due February 1, 2006 (the "Notes"). On February 6, 1996, Safeguard announced by a press release that it had completed the private placement of $115,000,000 in the Notes to J.P. Morgan Securities Inc. ("J.P. Morgan"), which included a $15,000,000 overallotment option which was exercised in full by J.P. Morgan. The Notes are convertible into Safeguard Common Stock, par value $.10 per share, at $57.97 per share and bear interest at 6% per annum. The Notes mature in 10 years, with principal payable at maturity. J.P. Morgan advised Safeguard that it had resold the Notes to qualified institutional buyers, institutional accredited investors and in offshore transactions. The Notes have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The press releases are attached hereto as Exhibit 99.1 and 99.2 and are incorporated herein by reference.

ITEM 7.  Financial Statements and Exhibits

   (a)   Financial Statements.

         None.

   (b)   Pro Forma Financial Information.

         None.

   (c)   Exhibits

         99.1   Press Release of Safeguard Scientifics, Inc. dated
                February 1, 1996.

         99.2   Press Release of Safeguard Scientifics, Inc. dated
                February 6, 1996.
                                SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:	February 16, 1996                SAFEGUARD SCIENTIFICS, INC.



                                        By:/s/  James A. Ounsworth
                                                James A. Ounsworth,
                                                Sr. Vice President
                                                and General Counsel

                         EXHIBIT INDEX

      DOCUMENT

99.1  Press Release of Safeguard Scientifics, Inc. dated
      February 1

99.2  Press Release of Safeguard Scientifics, Inc. dated
      February 6, 1996